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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our reports dated April 28, 2003 accompanying the consolidated financial statements and schedule of Stellent, Inc. and subsidiaries which are incorporated by reference or included in the Annual report on Form 10-K/A of Stellent, Inc. for the year ended March 31, 2003. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Stellent, Inc. and subsidiaries on Forms S-8 (No. 333-11489, No. 333-66449, No. 333-66451, No. 333-90843, No. 333-47228, No.
333-47216, No. 333-47214, and No. 333-47212) and Forms S-3 (No. 333-33437, No.
333-57181, No. 333-30466, No. 333-34476, No. 333-32102, and No. 333-66094).


                                                /s/ GRANT THORNTON LLP

Minneapolis, Minnesota

April 19, 2004